UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2006
Linn Energy, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51719 (Commission File Number)	65-1177591 (IRS Employer Identification No.)

650 Washington Road, 8th Floor Pittsburgh, Pennsylvania (Address of principal executive offices)		15228 (Zip Code)
Registrant’s telephone number, including area code: (412) 440-1400
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Linn Energy, LLC (“Linn”) has prepared a slide presentation for use in connection with investor meetings to be held on June 27, 2006 and from time to time in other conferences and discussions with investors, analysts and other interested parties. The presentation includes, among other things, revised guidance for Linn’s fiscal year ending December 31, 2006, a financial and operating overview, and information concerning Linn’s execution of its business strategies. The slides are being furnished as Exhibit 99.1 hereto, and the slide presentation will be available through Linn’s website located at www.linnenergy.com in the Investor Relations/Investor Presentations section for a period of 30 days.
The slide presentation contains the non-GAAP financial measure Adjusted EBITDA, which is reconciled to its most directly comparable GAAP financial measure in the slide presentation Appendix. Adjusted EBITDA is a performance metric used by management to indicate (prior to the establishment of any reserves by Linn’s board of directors) the cash distributions Linn expects to pay its unitholders. Adjusted EBITDA is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships and limited liability companies.
Item 9.01 Financial Statements and Exhibits.
     (d)       Exhibits.

Exhibit Number	Description
Exhibit 99.1	Investor Presentation by Linn Energy, LLC

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Linn Energy, LLC
Date: June 27, 2006	/s/ Kolja Rockov
Kolja Rockov
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Investor Presentation by Linn Energy, LLC